SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 19, 2000


              HOLLYWOOD ENTERTAINMENT CORPORATION
     (Exact name of registrant as specified in its charter)

        Oregon                       0-21824                93-0981138
----------------------------      -------------          ----------------
(State or other jurisdiction     (Commission           (IRS Employer
incorporation or organization)    File No.)             Identification No.)


              9275 SW Peyton Lane, Wilsonville, Oregon 97070
            --------------------------------------------------
                 (Address of principal executive offices)

                              (503) 570-1600
           -----------------------------------------------------
           (Registrant's telephone number, including area code)


                                 No Change
---------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events

     On June 12, 2000, Hollywood Entertainment Corporation (the "Company") announced that it would close the e-commerce business at Reel.com, Inc. ("Reel.com"). The Company has entered into an agreement with buy.com to provide e-commerce services going forward for visitors to the Reel.com site. It is anticipated that the Reel.com website will continue to operate but commerce transactions will be directed to buy.com. The Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On April 19, 2000, the Company announced that it had retained the investment banking firm Donaldson, Lufkin & Jenrette to explore strategic opportunities to enhance shareholder value. The Company intends to explore all viable alternatives, including business divestitures and combinations, strategic partnerships, or other transactions, including a potential sale or leveraged buyout of Hollywood Entertainment. There are no assurances that any transaction will occur. The Company's press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

     99.1 Press release dated June 12, 2000.
     99.2 Press release dated April 19, 2000.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:   June 15, 2000

                         HOLLYWOOD ENTERTAINMENT CORPORATION



                         By /S/Donald J. Ekman
                            ------------------------------------
                            Donald J. Ekman
                            Senior Vice President and
                            General Counsel

                       EXHIBIT INDEX


Exhibit   Description

  99.1    Press release dated June 12, 2000.
  99.2    Press release dated April 19, 2000.